Exhibit 99.1

Contact Information:

Ther-Rx:

Brainerd Communicators, Inc.

Tony Herrling

212-739-6738

herrling@braincomm.com

Brad Edwards

212-739-6724

edwards@braincomm.com

Ther-Rx Corporation Announces the Availability of Clindesse® (Clindamycin Phosphate) Vaginal Cream, 2% for Prescribing

Single dose prescription treatment for bacterial vaginosis now available for prescribing

St. Louis, August 5, 2013 – Ther-Rx Corporation, a women's health-focused pharmaceutical company and subsidiary of K-V Pharmaceutical Company (OTCQB Marketplace: KVPHQ/KVPBQ) announced today that Clindesse® (clindamycin phosphate) Vaginal Cream, 2% indicated for the treatment of bacterial vaginosis (BV) in non-pregnant women, is now available for prescribing. Wholesalers have ordered and received product and are distributing to retail pharmacies.

“We are pleased to be able to once again offer Clindesse,” said Greg Divis, CEO of Ther-Rx and K-V.  “Together with Gynazole-1®’s reintroduction in January, the availability of Clindesse represents a key positive milestone for the Company as the two products comprising our anti-infectives franchise are both available for prescribing.”

Bacterial vaginosis (BV) is a complex polymicrobial infection that results from an overgrowth of a number of different bacterial species and is the most common vaginal infection in women of childbearing age. Clindesse has been used to treat 2.2 million women and is the first and only single-dose therapy approved for the treatment of BV in non-pregnant women.

Women with BV often self-diagnose and try over-the-counter anti-fungal creams used for yeast infections, which are not effective in treating BV.  According to one study published in 2002 of women seeking OTC treatments for self-diagnosed yeast infections, 66% of women had misdiagnosed their condition, which reinforces the importance of being examined by a healthcare provider to diagnose and determine the appropriate treatment.

“Women experiencing vaginal infections are eager for treatments that provide fast relief from symptoms and convenience in dosing and administration,” said Michael Randell, M.D., an Obstetrician and Gynecologist at Northside Hospital in Atlanta, Georgia. “Clindesse and Gynazole-1 are well-established treatment options with high patient satisfaction, so it’s great to be able to prescribe them for my patients again.”

Healthcare providers can find more information at www.clindesse.com and www.gynazole-1.com or by calling Ther-Rx customer service at (877) 567-7676.

Important Safety Information for Clindesse® (clindamycin phosphate) Vaginal Cream, 2%

You should not use Clindesse if you have had an allergic reaction to clindamycin or other drugs in this class (lincosamides). Allergic reactions to other drugs containing clindamycin have included rash, hives, and life-threatening allergic reactions (anaphylaxis). You should not use Clindesse if you have certain bowel diseases, including Crohn’s disease (regional enteritis), ulcerative colitis, or a history of Clostridium difficile-associated diarrhea (CDAD).

CDAD has been reported with nearly all antibiotics, including clindamycin. CDAD may range from mild diarrhea to a fatal inflammation of the colon. Contact your healthcare provider if you experience diarrhea following antibiotic use.

Clindesse contains mineral oil. Mineral oil may weaken latex or rubber products such as condoms or vaginal contraceptive diaphragms. Due to this, the use of these contraceptives is not recommended during treatment with Clindesse or for 5 days following treatment. During this time period, condoms may not work reliably to prevent pregnancy or to protect against HIV and other sexually transmitted diseases.

Vaginal intercourse or use of other vaginal products is not recommended for at least 7 days following treatment with Clindesse.

The most common side effects of Clindesse are yeast infections, headache, back pain, constipation, and urinary tract infection.

Full prescribing information can be viewed at www.clindesse.com/PDF/PI.pdf.

Important Safety Information for Gynazole-1 (Butoconazole Nitrate Vaginal Cream USP, 2%)

You should not use Gynazole-1 if you have had an allergic reaction to butoconazole or other ingredients in this cream.

Gynazole-1 contains mineral oil. Mineral oil may weaken latex or rubber products such as condoms or vaginal contraceptive diaphragms. Due to this, the use of these contraceptives is not recommended during Gynazole-1 treatment or for 3 days following treatment. During this time period, condoms may not work reliably to prevent pregnancy or to protect against HIV and other sexually transmitted diseases.

The most common side effects of Gynazole-1 are vulvar/vaginal burning, itching, soreness and swelling, and pelvic or abdominal pain or cramping.

Be sure to talk to your doctor if your yeast infection does not get better or you experience frequent yeast infections. Frequent yeast infections, especially those that are difficult to treat, may be caused by another more serious health problem, like a weakened immune system.

Full prescribing information can be viewed at www.gynazole-1.com/PI.PDF.

To report negative side effects, contact Ther-Rx Corporation at 1-877-567-7676 or the FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

About Ther-Rx Corporation

Ther-Rx Corporation, a subsidiary of K-V Pharmaceutical Company, is a specialty branded pharmaceutical company with a primary focus in the area of women’s healthcare. As such, we are committed to advancing the health of women across all the stages of their lives.

For further information about K-V Pharmaceutical Company, please visit the Company’s corporate website at www.kvpharmaceutical.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and which may be based on or include assumptions concerning our future operations, future results and prospects.  Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including, without limitation, statements about the possible outcome of K-V Pharmaceutical Company’s and its affiliated debtors’ (collectively, the “Company”) Chapter 11 proceedings, financing, product launches, governmental and regulatory actions and proceedings, market position, revenues, expenditures and the impact of recalls and suspension of shipments on revenues, adjustments to the financial statements, the filing of amended filings with the Securities and Exchange Commission (the “SEC”) and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the “safe harbor” provisions of the PSLRA, we provide the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but are not limited to) the following:

(1)	the ability of the Company and the other Debtors to continue as a going concern;
(2)	the ability of the Company to comply with the milestones in the Stock Purchase and Backstop Agreement, dated June 6, 2013 (as amended, supplemented or modified, the “SPBA”),
(3)	the ability of the Company to obtain approval from the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) of any motions filed in the Bankruptcy Court;
(4)	the ability of the Company to satisfy the conditions of the Company’s proposed chapter 11 plan (as amended, modified or supplemented (the “Plan”)) and to consummate the Plan;
(5)	the risks associated with one or more of the counterparties to the SPBA and exit financing commitments failing to consummate the transactions contemplated by such documents;

(6)	objections that may be raised with respect to the Plan by the Company’s various creditors, equity holders and other constituents and the Bankruptcy Court’s treatment of such objections;
(7)	the effects of the bankruptcy cases on the Company and the interests of various creditors, equity holders and other constituents;
(8)	the effects of rulings of the Bankruptcy Court in the bankruptcy cases and the outcome of the cases in general;
(9)	the length of time the Company will operate under chapter 11;
(10)	risks associated with third-party motions in the bankruptcy cases to the extent that they may interfere with the ability of the Company to consummate the Plan;
(11)	the potential adverse effects of the bankruptcy cases on the Company’s liquidity or results of operations;
(12)	the ability to execute the Company’s business plans;
(13)	increased legal costs related to the Company’s bankruptcy filing and other litigation;
(14)

that K-V Pharmaceutical Company Class A Common Stock and Class B Common Stock will be, or will continue to be, traded on the OTCQB Marketplace and whether sufficient volumes and liquidity will develop; and

(15)

the ability of the Company to maintain contracts that are critical to its operation, including to obtain and maintain normal terms with their vendors, customers and service providers and to retain key executives, managers and employees.

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© 2013 Ther-Rx Corporation [20-016]

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